EXHIBIT 23


PIERCY, BOWLER, TAYLOR & KERN
CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS
A PROFESSIONAL CORPORATION



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation of our report dated March 27, 2001, appearing in the Annual Report on Form 10-KSB of All-American SportPark, Inc. for the year ended December 31, 2000, in the Company's Registration Statement on Form S-8, SEC File No. 333-41994.



/s/ Piercy, Bowler, Taylor & Kern

Las Vegas, Nevada
March 29, 2001



























6100 Elton Avenue, Suite 100, Las Vegas, Nevada 89107